Exhibit 99.1

Equity Bancshares, Inc.

PRESS RELEASE – 1/26/2022

Equity Bancshares, Inc. Results Include Strong Organic Growth

While Expanding Kansas Franchise

Company’s fourth quarter includes full quarter results from American State Bank & Trust merger, successful assumption of three branches in the St. Joseph, Missouri market

WICHITA, Kansas, January 26, 2022 (GLOBE NEWSWIRE) – Equity Bancshares, Inc. (NASDAQ: EQBK), (“Equity”, “the Company”, “we”, “us”, “our”), the Wichita-based holding company of Equity Bank, reported net income of $10.5 million and $0.61 earnings per diluted share for the quarter ended December 31, 2021.  Equity’s results include a full quarter contribution from American State Bancshares, Inc. as a result of the completion of its acquisition on October 1, 2021, by Equity and an increased average outstanding share count.

“As we review 2021, we reached milestones for Equity Bank for our customers, teams, and shareholders,” said Brad Elliott, Chairman and CEO. “We issued the first common stock dividend in our company’s history and we completed and successfully integrated the largest merger in our bank’s history, welcoming American State Bank & Trust teammates into the Equity Bank family. Our teams followed that up with the addition of three branch locations in St. Joseph, Missouri, adding a new market to our Missouri footprint.”

Equity customers successfully had $51.3 million of Paycheck Protection Program (“PPP”) loans forgiven during the quarter, resulting in the recognition of fee income totaling $1.7 million in the three-month period ended December 31, 2021.  At December 31, 2021, the total unrecognized fee income associated with PPP loans was $1.3 million.

“Equity was founded on entrepreneurial spirit, and that teamwork and collaboration exists in every new initiative we take on as a company, and I’m thankful to our customer service and operational teams for their hard work assisting a diverse range of customers,” said Mr. Elliott. “In 2022, we expect to continue to strengthen our customer delivery options including online and mobile banking, while continuing to offer the personal approach our customers expect from their community bank.”

Notable Items:

•

Diluted earnings per share of $0.61, adjusted to reflect core operating results, was $0.82 per diluted share.  The adjustment to earnings was comprised of the exclusion of merger expenses of $4.6 million.

•

The Company authorized a third stock repurchase program in the third quarter of 2021 totaling 1,000,000 shares.  During the quarter ended December 31, 2021, the Company repurchased 132,873 shares at a weighted average cost of $32.99 per share, totaling $4.4 million from this plan as well as 719 shares from the previous authorization that expired on October 29, 2021.  At the end of the quarter, capacity of 867,127 shares remained under the current repurchase program.

•

Non-accrual loans declined $35.6 million to $29.4 million for the quarter ended December 31, 2021, as compared to the quarter ended September 30, 2021, representing 0.93% non-accrual loans to total loans at December 31, 2021, the lowest level reported since 2016.

Equity Bancshares, Inc.

PRESS RELEASE – 1/26/2022

Equity’s Balance Sheet Highlights:

•

During the quarter, total loans increased from $2.69 billion to $3.16 billion, of which $400 million is attributed to American State Bank & Trust (“ASBT”) loans and includes a reduction in PPP assets of $51.0 million.  Excluding the impact of ASBT loans and PPP, loan growth linked quarter was $120.7 million or 18.6% annualized.

•

During the quarter total deposits increased to $4.42 billion at December 31, 2021 from $3.66 billion at September 30, 2021. Of the $757.2 million increase in the quarter, $646.5 million is attributed to ASBT deposits.

•

As excess liquidity continues to impact the operating environment at quarter end, securities and interest-earning cash and cash equivalents comprise 32.5% of average earnings assets, up from 31.4% at the end of the linked quarter and 26.2% at the end of the comparable quarter in the previous year.

Financial Results for the Quarter Ended December 31, 2021

Net income allocable to common stockholders was $10.5 million, or $0.61 per diluted share, for the three months ended December 31, 2021, as compared to $11.8 million, or $0.80 per diluted share, for the three months ended September 30, 2021, a decrease of $1.3 million.  This fourth quarter decrease was attributable to an increase in non-interest expense of $7.4 million and a decrease in net interest income of $1.8 million, partially offset by a decrease in provision for credit losses of $3.2 million, an increase of $1.4 million in non-interest income and a decrease in provision for income taxes of $3.2 million.

Net Interest Income

Net interest income was $37.2 million for the three months ended December 31, 2021, as compared to $39.0 million for the three months ended September 30, 2021, a decrease of $1.8 million, or 4.6%.  The decrease in net interest income was primarily driven by a decrease in loan fees, due to the forgiveness of PPP assets, of $6.3 million for the quarter ended December 31, 2021, compared to the quarter ended September 30, 2021.  The yield on interest-earning assets decreased 77-basis points to 3.43% during the quarter ended December 31, 2021, as compared to 4.20% for the quarter ended September 30, 2021.  The cost of interest-bearing deposits declined by 3 basis points to 0.25% for the three months ended December 31, 2021, from 0.28% in the previous quarter.

Provision for Credit Losses

During the three months ended December 31, 2021, there was a net release of $2.1 million in the allowance for credit losses recognized through the provision for credit losses as compared to a provision of $1.1 million in the allowance for credit losses for the three months ended September 30, 2021.  The comparative decrease was primarily driven by a decrease in reserves on specifically assessed assets which was partially offset by improving trends in the Company’s loss experience and moderating economic impacts.  For the three months ended December 31, 2021, we had net charge-offs of $7.9 million as compared to $129 thousand for the three months ended September 30, 2021.

Non-Interest Income

Total non-interest income was $9.2 million for the three months ended December 31, 2021, as compared to $7.8 million for the three months ended September 30, 2021, or an increase of 17.5% quarter over quarter.  Other non-interest income was $2.3 million, an increase of $1.8 million from the quarter ended September 30, 2021.  The increase in other non-interest income was primarily due to the accounting for potential repurchase obligations associated with assets previously purchased through a FDIC assisted transaction.  In the third quarter, the Company had identified deterioration of two assets, requiring a reserve and resulting in reduction of income recognition of $771 thousand.  Further, the company had an increase of $511 thousand of income related to derivative transactions in quarter ending December 31, 2021.

Equity Bancshares, Inc.

PRESS RELEASE – 1/26/2022

Non-Interest Expense

Total non-interest expense for the quarter ended December 31, 2021, was $38.1 million as compared to $30.7 million for the quarter ended September 30, 2021.  The $7.4 million change is primarily attributed to increases of $2.7 million in other expenses, $1.5 million in salaries and employee benefits driven by the increased headcount related to the American State Bank & Trust merger, and $959 thousand in other real estate owned expense. Included in other expenses is the recognition of $1.4 million of partnership expense related to tax credit activity the Company engaged in with assets being placed into service in the quarter ending December 31, 2021, and also resulted in credits recognized in reduced tax expense.

Asset Quality

As of December 31, 2021, Equity’s allowance for credit losses to total loans was 1.5%, as compared to 2.0% at September 30, 2021.  Nonperforming assets were $66.0 million as of December 31, 2021, or 1.3% of total assets, compared to $74.3 million at September 30, 2021, or 1.7% of total assets.  Non-accrual loans were $29.4 million at December 31, 2021, as compared to $65.0 million at September 30, 2021. Total classified assets, including loans rated special mention or worse, other real estate owned and other repossessed assets were $138.5 million, or 25.4% of regulatory capital, up from $112.4 million, or 24.3% of regulatory capital as of September 30, 2021. This increase is from classified loans acquired in the ASBT merger, most of which are performing.

During the quarter, non-performing assets decreased by $8.2 million due to the payoff of a relationship that was previously disclosed in 2019 and contributed to a reversal of allowance for credit losses of $2.7 million.  A separate large credit previously discussed in prior quarters was moved to other repossessed assets and subsequently sold in mid-January. This relationship totaled $18.7 million and led to a reduction of $1.3 million in previously recorded specific reserves.  The Company had a net release of $2.1 million to the allowance for credit losses, comprised of a decrease in specific reserves, primarily driven by resolution of previously identified non-performing assets and continued improved historical loss performance, partially offset by the continued uncertainty of economic conditions driven by the COVID-19 pandemic.

Regulatory Capital

The Company’s ratio of common equity tier 1 capital to risk-weighted assets was 12.0%, the total capital to risk-weighted assets was 15.9% and the total leverage ratio was 9.0% at December 31, 2021.  At December 31, 2020, the Company’s common equity tier 1 capital to risk-weighted assets ratio was 12.8%, the total capital to risk-weighted assets ratio was 17.4% and the total leverage ratio was 9.3%.

The Company’s subsidiary, Equity Bank, had a ratio of common equity tier 1 capital to risk-weighted assets of 14.1%, a ratio of total capital to risk-weighted assets of 15.3% and a total leverage ratio of 10.1% at December 31, 2021.  At December 31, 2020, Equity Bank’s ratio of common equity tier 1 capital to risk-weighted assets was 14.5%, the ratio of total capital to risk-weighted assets was 15.7% and the total leverage ratio was 10.1%.

Non-GAAP Financial Measures

In addition to evaluating the Company’s results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”), management periodically supplements this evaluation with an analysis of certain non-GAAP financial measures that are intended to provide the reader with additional perspectives on operating results, financial condition and performance trends, while facilitating comparisons with the performance of other financial institutions.  Non-GAAP financial measures are not a substitute for GAAP measures, rather, they should be read and used in conjunction with the Company’s GAAP financial information.

The efficiency ratio is used as a common measure by banks as a comparable metric to understand the Company’s expense structure relative to its total revenue. In other words, for every dollar of total revenue recognized, how much of that dollar is expended.  To improve the comparability of the ratio to our peers, non-core items are excluded.  To improve transparency and acknowledging that banks are not consistent in their definition of the efficiency ratio, we include our calculation of this non-GAAP measure.

Equity Bancshares, Inc.

PRESS RELEASE – 1/26/2022

Return on average assets before income tax provision, provision for loan losses and goodwill impairment is a measure that the Company uses to understand fundamental operating performance before these expenses.  Used as a ratio relative to average assets, we believe it demonstrates the “core” performance and can be viewed as an alternative measure of how efficiently the Company services its asset base.  Used as a ratio relative to average equity, it can function as an alternative measure of the Company’s earnings performance in relationship to its equity.

Tangible common equity and related measures are non-GAAP financial measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization.  These financial measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally.  Return on average tangible common equity is used by management and readers of our financial statements to understand how efficiently the Company is deploying its common equity.  Companies that are able to demonstrate more efficient use of common equity are more likely to be viewed favorably by current and prospective investors.

The Company believes that disclosing these non-GAAP financial measures is both useful internally and is expected by our investors and analysts in order to understand the overall performance of the Company.  Other companies may calculate and define their non-GAAP financial measures and supplemental data differently.  A reconciliation of GAAP financial measures to non-GAAP measures and other performance ratios, as adjusted, are included in Table 8 in the following press release tables.

Conference Call and Webcast

Equity Chairman and Chief Executive Officer, Brad Elliott, and Executive Vice President and Chief Financial Officer, Eric Newell, will hold a conference call and webcast to discuss the 2021 fourth quarter results on Thursday, January 27, 2022, at 10:00 a.m. eastern time, 9:00 a.m. central time.

Investors, news media and other participants should register for the call or audio webcast at investor.equitybank.com. On Thursday, January 27, 2021, participants may also dial into the call toll-free at (844) 534-7311 from anywhere in the U.S. or (574) 990-1419 internationally, using conference ID no. 8086496.

Participants are encouraged to dial into the call or access the webcast approximately 10 minutes prior to the start time.  Presentation slides to pair with the call or webcast will be posted one hour prior to the call at investor.equitybank.com.

A replay of the call and webcast will be available two hours following the close of the call until February 3, 2022, accessible at (855) 859-2056 with conference ID no. 8086496 at investor.equitybank.com.

About Equity Bancshares, Inc.

Equity Bancshares, Inc. is the holding company for Equity Bank, offering a full range of financial solutions, including commercial loans, consumer banking, mortgage loans, trust and wealth management services and treasury management services, while delivering the high-quality, relationship-based customer service of a community bank. Equity’s common stock is traded on the NASDAQ Global Select Market under the symbol “EQBK.” Learn more at www.equitybank.com.

Special Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements reflect the current views of Equity’s management with respect to, among other things, future events and Equity’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature.  These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Equity’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Equity’s control.

Equity Bancshares, Inc.

PRESS RELEASE – 1/26/2022

Accordingly, Equity cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Equity believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.  Factors that could cause actual results to differ materially from Equity’s expectations include COVID-19 related impacts; competition from other financial institutions and bank holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses; and similar variables. The foregoing list of factors is not exhaustive.

For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Equity’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2021, and any updates to those risk factors set forth in Equity’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Equity’s underlying assumptions prove to be incorrect, actual results may differ materially from what Equity anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Equity does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, such as COVID-19, and it is not possible for us to predict those events or how they may affect us. In addition, Equity cannot assess the impact of each factor on Equity’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Equity or persons acting on Equity’s behalf may issue.

Investor Contact:

Chris Navratil

SVP, Finance

Equity Bancshares, Inc.

(316) 612-6014

cnavratil@equitybank.com

Media Contact:

John J. Hanley

SVP, Senior Director of Marketing

Equity Bancshares, Inc.

(913) 583-8004

jhanley@equitybank.com

Unaudited Financial Tables

•	Table 1. Consolidated Statements of Income
•	Table 2. Quarterly Consolidated Statements of Income
•	Table 3. Consolidated Balance Sheets
•	Table 4. Selected Financial Highlights
•	Table 5. Year-To-Date Net Interest Income Analysis
•	Table 6. Quarter-To-Date Net Interest Income Analysis
•	Table 7. Quarter-Over-Quarter Net Interest Income Analysis
•	Table 8. Non-GAAP Financial Measures

Equity Bancshares, Inc.

PRESS RELEASE – 1/26/2022

TABLE 1. CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(Dollars in thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
Interest and dividend income
Loans, including fees	$34,942	$35,383	$137,334	$134,664
Securities, taxable	4,754	3,408	15,996	15,521
Securities, nontaxable	747	913	2,843	3,682
Federal funds sold and other	349	285	1,195	1,694
Total interest and dividend income	40,792	39,989	157,368	155,561
Interest expense
Deposits	1,939	2,755	8,255	16,582
Federal funds purchased and retail repurchase agreements	32	25	104	105
Federal Home Loan Bank advances	14	94	169	2,292
Federal Reserve Bank discount window	—	—	—	6
Bank stock loan	—	—	—	415
Subordinated debt	1,592	1,556	6,261	3,509
Total interest expense	3,577	4,430	14,789	22,909

Net interest income	37,215	35,559	142,579	132,652
Provision (reversal) for credit losses	(2,125)	1,000	(8,480)	24,255
Net interest income after provision (reversal) for credit losses	39,340	34,559	151,059	108,397
Non-interest income
Service charges and fees	2,471	1,759	8,596	6,856
Debit card income	2,633	2,401	10,236	9,136
Mortgage banking	722	855	3,306	3,153
Increase in value of bank-owned life insurance	1,060	489	3,506	1,941
Net gain on acquisition	—	2,145	585	2,145
Net gains (losses) from securities transactions	8	(1)	406	11
Other	2,305	852	6,207	2,781
Total non-interest income	9,199	8,500	32,842	26,023
Non-interest expense
Salaries and employee benefits	15,119	14,053	54,198	54,129
Net occupancy and equipment	2,967	2,206	10,137	8,784
Data processing	3,867	2,748	13,261	10,991
Professional fees	1,565	1,095	4,713	4,282
Advertising and business development	1,129	801	3,370	2,498
Telecommunications	435	510	1,966	1,873
FDIC insurance	360	797	1,665	2,088
Courier and postage	389	338	1,429	1,441
Free nationwide ATM cost	515	423	2,019	1,609
Amortization of core deposit intangibles	1,080	1,044	4,174	3,850
Loan expense	308	161	934	789
Other real estate owned	617	1,600	(188)	2,310
Loss on debt extinguishment	—	—	372	—
Merger expenses	4,562	299	9,189	299
Goodwill impairment	—	—	—	104,831
Other	5,176	2,385	12,226	9,216
Total non-interest expense	38,089	28,460	119,465	208,990
Income (loss) before income tax	10,450	14,599	64,436	(74,570)
Provision for income taxes	(16)	2,111	11,956	400
Net income (loss) and net income (loss) allocable to common stockholders	$10,466	$12,488	$52,480	$(74,970)
Basic earnings (loss) per share	$0.62	$0.85	$3.49	$(4.97)
Diluted earnings (loss) per share	$0.61	$0.84	$3.43	$(4.97)

Equity Bancshares, Inc.

PRESS RELEASE – 1/26/2022

Weighted average common shares	16,865,167	14,760,810	15,019,221	15,098,512
Weighted average diluted common shares	14,669,312	14,934,058	15,306,431	15,098,512

Equity Bancshares, Inc.

PRESS RELEASE – 1/26/2022

TABLE 2. QUARTERLY CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(Dollars in thousands, except per share data)

	As of and for the three months ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Interest and dividend income
Loans, including fees	$34,942	$37,581	$33,810	$31,001	$35,383
Securities, taxable	4,754	3,920	3,523	3,799	3,408
Securities, nontaxable	747	655	717	724	913
Federal funds sold and other	349	290	268	288	285
Total interest and dividend income	40,792	42,446	38,318	35,812	39,989
Interest expense
Deposits	1,939	1,881	2,025	2,410	2,755
Federal funds purchased and retail repurchase agreements	32	24	26	22	25
Federal Home Loan Bank advances	14	10	80	65	94
Subordinated debt	1,592	1,556	1,557	1,556	1,556
Total interest expense	3,577	3,471	3,688	4,053	4,430

Net interest income	37,215	38,975	34,630	31,759	35,559
Provision (reversal) for credit losses	(2,125)	1,058	(1,657)	(5,756)	1,000
Net interest income after provision (reversal) for credit losses	39,340	37,917	36,287	37,515	34,559
Non-interest income
Service charges and fees	2,471	2,360	2,169	1,596	1,759
Debit card income	2,633	2,574	2,679	2,350	2,401
Mortgage banking	722	801	848	935	855
Increase in value of bank-owned life insurance	1,060	1,169	676	601	489
Net gain on acquisition	—	—	663	(78)	2,145
Net gains (losses) from securities transactions	8	381	—	17	(1)
Other	2,305	546	2,065	1,291	852
Total non-interest income	9,199	7,831	9,100	6,712	8,500
Non-interest expense
Salaries and employee benefits	15,119	13,588	12,769	12,722	14,053
Net occupancy and equipment	2,967	2,475	2,327	2,368	2,206
Data processing	3,867	3,257	3,474	2,663	2,748
Professional fees	1,565	1,076	999	1,073	1,095
Advertising and business development	1,129	760	799	682	801
Telecommunications	435	439	512	580	510
FDIC insurance	360	465	425	415	797
Courier and postage	389	344	327	369	338
Free nationwide ATM cost	515	519	513	472	423
Amortization of core deposit intangibles	1,080	1,030	1,030	1,034	1,044
Loan expense	308	207	181	238	161
Other real estate owned	617	(342)	(468)	5	1,600
Loss on debt extinguishment	—	372	—	—	—
Merger expenses	4,562	4,015	460	152	299
Other	5,176	2,484	2,458	2,108	2,385
Total non-interest expense	38,089	30,689	25,806	24,881	28,460
Income (loss) before income tax	10,450	15,059	19,581	19,346	14,599
Provision for income taxes (benefit)	(16)	3,286	4,415	4,271	2,111
Net income (loss) and net income (loss) allocable to common stockholders	$10,466	$11,773	$15,166	$15,075	$12,488
Basic earnings (loss) per share	$0.62	$0.82	$1.06	$1.04	$0.85
Diluted earnings (loss) per share	$0.61	$0.80	$1.03	$1.02	$0.84
Weighted average common shares	16,865,167	14,384,302	14,356,958	14,464,291	14,760,810
Weighted average diluted common shares	17,141,174	14,669,312	14,674,838	14,734,083	14,934,058

Equity Bancshares, Inc.

PRESS RELEASE – 1/26/2022

TABLE 3. CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
ASSETS
Cash and due from banks	$259,131	$141,645	$138,869	$136,190	$280,150
Federal funds sold	823	673	452	498	548
Cash and cash equivalents	259,954	142,318	139,321	136,688	280,698
Interest-bearing time deposits in other banks	—	—	—	249	249
Available-for-sale securities	1,327,442	1,157,423	1,041,613	998,100	871,827
Loans held for sale	4,214	4,108	6,183	8,609	12,394
Loans, net of allowance for credit losses(1)	3,107,262	2,633,148	2,763,227	2,740,215	2,557,987
Other real estate owned, net	9,523	10,267	10,861	10,559	11,733
Premises and equipment, net	104,038	90,727	90,876	90,322	89,412
Bank-owned life insurance	120,787	103,431	103,321	102,645	77,044
Federal Reserve Bank and Federal Home Loan Bank stock	17,510	14,540	18,454	15,174	16,415
Interest receivable	18,048	15,519	15,064	16,655	15,831
Goodwill	56,609	31,601	31,601	31,601	31,601
Core deposit intangibles, net	14,879	12,963	13,993	15,023	16,057
Other	99,509	47,223	33,702	30,344	32,108
Total assets	$5,139,775	$4,263,268	$4,268,216	$4,196,184	$4,013,356
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Demand	$1,244,117	$984,436	$992,565	$972,364	$791,639
Total non-interest-bearing deposits	1,244,117	984,436	992,565	972,364	791,639
Savings, NOW and money market	2,522,289	2,092,849	2,035,496	2,074,261	2,029,097
Time	653,598	585,492	659,494	587,905	626,854
Total interest-bearing deposits	3,175,887	2,678,341	2,694,990	2,662,166	2,655,951
Total deposits	4,420,004	3,662,777	3,687,555	3,634,530	3,447,590
Federal funds purchased and retail repurchase agreements	56,006	39,137	47,184	40,339	36,029
Federal Home Loan Bank advances	—	—	9,208	9,926	10,144
Subordinated debt	95,885	88,030	87,908	87,788	87,684
Contractual obligations	17,692	18,771	4,469	4,856	5,189
Interest payable and other liabilities	49,557	36,804	18,897	20,930	19,071
Total liabilities	4,639,144	3,845,519	3,855,221	3,798,369	3,605,707
Commitments and contingent liabilities
Stockholders’ equity
Common stock	203	178	176	175	174
Additional paid-in capital	478,862	392,321	389,394	387,939	386,820
Retained earnings	88,324	79,226	68,625	53,459	50,787
Accumulated other comprehensive income, net of tax	1,776	9,475	13,450	12,019	19,781
Employee stock loans	—	—	—	—	(43)
Treasury stock	(68,534)	(63,451)	(58,650)	(55,777)	(49,870)
Total stockholders’ equity	500,631	417,749	412,995	397,815	407,649
Total liabilities and stockholders’ equity	$5,139,775	$4,263,268	$4,268,216	$4,196,184	$4,013,356

(1) Allowance for credit losses	$48,365	$52,763	$51,834	$55,525	$33,709

Equity Bancshares, Inc.

PRESS RELEASE – 1/26/2022

TABLE 4. SELECTED FINANCIAL HIGHLIGHTS (Unaudited)

(Dollars in thousands, except per share data)

	As of and for the three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2021	2021	2021	2021	2020
Loans Held For Investment by Type
Commercial real estate	$1,486,148	$1,308,707	$1,261,214	$1,218,537	$1,188,696
Commercial and industrial	567,497	569,513	732,126	820,736	734,495
Residential real estate	638,087	490,633	503,110	438,503	381,958
Agricultural real estate	198,330	138,793	129,020	134,944	133,693
Agricultural	166,976	93,767	97,912	93,764	94,322
Consumer	98,590	84,498	91,679	89,256	58,532
Total loans held-for-investment	3,155,628	2,685,911	2,815,061	2,795,740	2,591,696
Allowance for credit losses	(48,365)	(52,763)	(51,834)	(55,525)	(33,709)
Net loans held for investment	$3,107,263	$2,633,148	$2,763,227	$2,740,215	$2,557,987

Asset Quality Ratios
Allowance for credit losses on loans to total loans	1.53%	1.96%	1.84%	1.99%	1.30%
Past due or nonaccrual loans to total loans	1.18%	2.78%	2.09%	2.30%	1.99%
Nonperforming assets to total assets	1.28%	1.74%	1.56%	1.67%	1.36%
Nonperforming assets to total loans plus other real estate owned	2.09%	2.76%	2.36%	2.50%	2.10%
Classified assets to bank total regulatory capital	25.35%	24.25%	23.20%	26.45%	25.50%

Selected Average Balance Sheet Data (QTD Average)
Investment securities	$1,330,267	$1,061,178	$986,986	$947,453	$814,114
Total gross loans receivable	3,181,281	2,748,202	2,853,145	2,736,918	2,692,223
Interest-earning assets	4,713,819	4,005,509	3,964,633	3,891,140	3,647,730
Total assets	5,068,301	4,275,298	4,231,439	4,143,752	3,910,628
Interest-bearing deposits	3,101,657	2,702,040	2,656,052	2,690,159	2,551,219
Borrowings	165,941	132,581	171,658	139,360	172,730
Total interest-bearing liabilities	3,267,598	2,834,621	2,827,710	2,829,519	2,723,949
Total deposits	4,342,732	3,686,169	3,624,950	3,577,625	2,960,791
Total liabilities	4,507,113	3,852,419	3,827,400	3,748,114	3,501,056
Total stockholders' equity	563,023	422,879	404,039	395,638	409,572
Tangible common equity*	501,814	376,544	356,705	347,262	355,025

Performance ratios
Return on average assets (ROAA) annualized	0.82%	1.09%	1.44%	1.48%	1.27%
Return on average assets before income tax, provision for loan losses and goodwill impairment*	0.65%	1.50%	1.70%	1.33%	1.59%
Return on average equity (ROAE) annualized	7.37%	11.05%	15.06%	15.45%	12.13%
Return on average equity before income tax, provision for loan losses and goodwill impairment*	5.87%	15.12%	17.79%	13.93%	15.15%
Return on average tangible common equity (ROATCE) annualized*	8.97%	13.27%	17.98%	18.57%	14.93%
Return on average tangible common equity adjusted for goodwill impairment*	8.97%	13.27%	17.98%	18.57%	14.93%
Yield on loans annualized	4.36%	5.43%	4.75%	4.59%	5.23%
Cost of interest-bearing deposits annualized	0.25%	0.28%	0.31%	0.36%	0.43%
Cost of total deposits annualized	0.18%	0.20%	0.22%	0.27%	0.37%
Net interest margin annualized	3.13%	3.86%	3.50%	3.31%	3.88%
Efficiency ratio*	72.25%	56.65%	58.85%	64.18%	67.19%
Non-interest income / average assets	0.72%	0.73%	0.86%	0.66%	0.86%
Non-interest expense / average assets	2.98%	2.85%	2.45%	2.44%	2.90%

Equity Bancshares, Inc.

PRESS RELEASE – 1/26/2022

Capital Ratios
Tier 1 Leverage Ratio	9.05%	9.02%	8.88%	8.73%	9.30%
Common Equity Tier 1 Capital Ratio	12.00%	12.39%	12.41%	12.53%	12.82%
Tier 1 Risk Based Capital Ratio	12.65%	12.90%	12.93%	13.08%	13.37%
Total Risk Based Capital Ratio	15.94%	16.63%	16.74%	17.02%	17.35%
Total stockholders' equity to total assets	9.74%	9.80%	9.68%	9.48%	10.16%
Tangible common equity to tangible assets*	8.44%	8.82%	8.68%	8.44%	9.05%
Book value per common share	$29.84	$29.08	$28.76	$27.66	$28.04
Tangible book value per common share*	$25.49	$25.90	$25.51	$24.34	$24.68
Tangible book value per diluted common share*	$25.09	$25.42	$24.98	$23.87	$24.32

* The value noted is considered a Non-GAAP financial measure.  For a reconciliation of Non-GAAP financial measures, see Table 8. Non-GAAP Financial Measures

Equity Bancshares, Inc.

PRESS RELEASE – 1/26/2022

TABLE 5. YEAR-TO-DATE NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the year ended			For the year ended
	December 31, 2021			December 31, 2020
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	$714,561	$41,580	5.82%	$763,971	$35,601	4.66%
Commercial real estate	1,040,443	48,676	4.68%	952,083	50,667	5.32%
Real estate construction	277,307	10,256	3.70%	238,015	10,947	4.60%
Residential real estate	498,164	19,341	3.88%	449,789	19,894	4.42%
Agricultural real estate	153,607	8,122	5.29%	133,813	8,008	5.98%
Agricultural	108,276	5,361	4.95%	88,206	4,944	5.61%
Consumer	88,383	3,998	4.52%	70,064	4,603	6.57%
Total loans	2,880,741	137,334	4.77%	2,695,941	134,664	5.00%
Securities
Taxable securities	976,942	15,996	1.64%	727,452	15,521	2.13%
Nontaxable securities	105,522	2,843	2.69%	122,783	3,682	3.00%
Total securities	1,082,464	18,839	1.74%	850,235	19,203	2.26%
Federal funds sold and other	182,443	1,195	0.65%	112,053	1,694	1.51%
Total interest-earning assets	$4,145,648	157,368	3.80%	$3,658,229	155,561	4.25%
Interest-bearing liabilities
Savings, NOW and money market deposits	$2,162,807	3,705	0.17%	$1,795,108	5,893	0.33%
Time deposits	625,562	4,550	0.73%	704,921	10,689	1.52%
Total interest-bearing deposits	2,788,369	8,255	0.30%	2,500,029	16,582	0.66%
FHLB advances	16,797	169	1.01%	213,155	2,292	1.08%
Other borrowings	135,607	6,365	4.69%	109,064	4,035	3.70%
Total interest-bearing liabilities	$2,940,773	14,789	0.50%	$2,822,248	22,909	0.81%

Net interest income		$142,579			$132,652
Interest rate spread			3.30%			3.44%

Net interest margin (2)			3.44%			3.63%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

(4) Actual unrounded values are used to calculate the reported yield or rate disclosed.  Accordingly, recalculations using the amounts in thousands as disclosed in this report may not produce the same amounts.

Equity Bancshares, Inc.

PRESS RELEASE – 1/26/2022

TABLE 6. QUARTER-TO-DATE NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the three months ended			For the three months ended
	December 31, 2021			December 31, 2020
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	$601,103	$6,971	4.60%	$782,433	$10,943	5.56%
Commercial real estate	1,187,747	13,732	4.59%	980,686	12,647	5.13%
Real estate construction	315,774	3,062	3.85%	216,714	2,301	4.22%
Residential real estate	618,057	5,174	3.32%	406,450	5,005	4.90%
Agricultural real estate	206,462	2,919	5.61%	135,337	2,244	6.60%
Agricultural	151,589	1,929	5.05%	92,173	1,163	5.02%
Consumer	100,547	1,155	4.56%	78,430	1,080	5.48%
Total loans	3,181,279	34,942	4.36%	2,692,223	35,383	5.23%
Securities
Taxable securities	1,209,826	4,754	1.56%	698,985	3,408	1.94%
Nontaxable securities	120,441	747	2.46%	115,129	913	3.15%
Total securities	1,330,267	5,501	1.64%	814,114	4,321	2.11%
Federal funds sold and other	202,271	348	0.68%	141,393	285	0.80%
Total interest-earning assets	$4,713,817	40,791	3.43%	$3,647,730	39,989	4.36%
Interest-bearing liabilities
Savings, NOW and money market deposits	$2,418,492	978	0.16%	$1,915,280	970	0.20%
Time deposits	683,165	962	0.56%	635,939	1,785	1.12%
Total interest-bearing deposits	3,101,657	1,940	0.25%	2,551,219	2,755	0.43%
FHLB advances	18,197	15	0.32%	39,245	94	0.95%
Other borrowings	147,744	1,624	4.36%	133,485	1,581	4.71%
Total interest-bearing liabilities	$3,267,598	3,579	0.43%	$2,723,949	4,430	0.65%

Net interest income		$37,212			$35,559
Interest rate spread			3.00%			3.71%

Net interest margin (2)			3.13%			3.88%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

Equity Bancshares, Inc.

PRESS RELEASE – 1/26/2022

TABLE 7. QUARTER-OVER-QUARTER NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the three months ended			For the three months ended
	December 31, 2021			September 30, 2021
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	$601,103	$6,971	4.60%	$630,622	$13,646	8.59%
Commercial real estate	1,187,747	13,732	4.59%	1,009,141	12,072	4.75%
Real estate construction	315,774	3,062	3.85%	283,106	2,664	3.73%
Residential real estate	618,057	5,174	3.32%	512,135	5,073	3.93%
Agricultural real estate	206,462	2,919	5.61%	134,673	1,819	5.36%
Agricultural	151,589	1,929	5.05%	91,878	1,370	5.92%
Consumer	100,547	1,155	4.56%	86,647	937	4.29%
Total loans	3,181,279	34,942	4.36%	2,748,202	37,581	5.43%
Securities
Taxable securities	1,209,826	4,754	1.56%	966,651	3,920	1.61%
Nontaxable securities	120,441	747	2.46%	94,527	655	2.75%
Total securities	1,330,267	5,501	1.64%	1,061,178	4,575	1.71%
Federal funds sold and other	202,271	348	0.68%	196,129	290	0.59%
Total interest-earning assets	$4,713,817	40,791	3.43%	$4,005,509	42,446	4.20%
Interest-bearing liabilities
Savings, NOW and money market deposits	$2,418,492	978	0.16%	$2,082,515	862	0.16%
Time deposits	683,165	962	0.56%	619,525	1,019	0.65%
Total interest-bearing deposits	3,101,657	1,940	0.25%	2,702,040	1,881	0.28%
FHLB advances	18,197	15	0.32%	1,401	10	2.78%
Other borrowings	147,744	1,624	4.36%	131,180	1,580	4.78%
Total interest-bearing liabilities	$3,267,598	3,579	0.43%	$2,834,621	3,471	0.49%

Net interest income		$37,212			$38,975
Interest rate spread			3.00%			3.71%

Net interest margin (2)			3.13%			3.86%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

Equity Bancshares, Inc.

PRESS RELEASE – 1/26/2022

TABLE 8. NON-GAAP FINANCIAL MEASURES (Unaudited)

	As of and for the three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2021	2021	2021	2021	2020

Total stockholders' equity	$500,631	$417,749	$412,995	$397,815	$407,649
Less: goodwill	56,609	31,601	31,601	31,601	31,601
Less: core deposit intangibles, net	14,879	12,963	13,993	15,023	16,057
Less: mortgage servicing asset, net	276	—	—	—	—
Less: naming rights, net	1,087	1,098	1,109	1,119	1,130
Tangible common equity	$427,780	$372,087	$366,292	$350,072	$358,861
Common shares issued at period end	16,779,029	14,365,785	14,360,172	14,383,913	14,540,556
Diluted common shares outstanding at period end	17,050,115	14,637,306	14,664,603	14,668,287	14,756,378
Book value per common share	$29.84	$29.08	$28.76	$27.66	$28.04
Tangible book value per common share	$25.49	$25.90	$25.51	$24.34	$24.68
Tangible book value per diluted common share	$25.09	$25.42	$24.98	$23.87	$24.32

Total assets	$5,139,775	$4,263,268	$4,268,216	$4,196,184	$4,013,356
Less: goodwill	56,609	31,601	31,601	31,601	31,601
Less: core deposit intangibles, net	14,879	12,963	13,993	15,023	16,057
Less: mortgage servicing asset, net	276	—	—	—	—
Less: naming rights, net	1,087	1,098	1,109	1,119	1,130
Tangible assets	$5,066,924	$4,217,606	$4,221,513	$4,148,441	$3,964,568
Total stockholders' equity to total assets	9.74%	9.80%	9.68%	9.48%	10.16%
Tangible common equity to tangible assets	8.44%	8.82%	8.68%	8.44%	9.05%

Total average stockholders' equity	$563,023	$422,879	$404,039	$395,638	$409,572
Less: average intangible assets	61,209	46,335	47,334	48,376	54,547
Average tangible common equity	$501,814	$376,544	$356,705	$347,262	$355,025
Net income (loss) allocable to common stockholders	$10,466	$11,773	$15,166	$15,075	$12,488
Amortization of intangible assets	1,116	1,040	1,041	1,045	1,055
Less: tax effect of intangible assets amortization	234	218	219	219	222
Adjusted net income (loss) allocable to common stockholders	$11,348	$12,595	$15,988	$15,901	$13,321
Return on total average stockholders' equity (ROAE) annualized	7.37%	11.05%	15.06%	15.45%	12.13%
Return on average tangible common equity (ROATCE) annualized	8.97%	13.27%	17.98%	18.57%	14.93%

Non-interest expense	$38,089	$30,689	$25,806	$24,881	$28,460
Less: merger expense	4,562	4,015	460	152	299
Non-interest expense, excluding merger expense and loss on debt extinguishment	$33,527	$26,674	$25,346	$24,729	$28,161
Net interest income	$37,215	$38,975	$34,630	$31,759	$35,559
Non-interest income	9,199	7,831	9,100	6,712	8,500
Less: net gain on acquisition	—	—	663	(78)	2,145
Less: net gains (losses) from securities transactions	8	381	—	17	(1)
Non-interest income, excluding gains (losses) from securities transactions	$9,191	$7,450	$8,437	$6,773	$6,356
Net interest income plus non-interest income, excluding net gain on acquisition and net gains (losses) from securities transactions	$46,406	$46,425	$43,067	$38,532	$41,915
Non-interest expense to net interest income plus non-interest income	82.06%	65.57%	59.01%	64.67%	64.60%
Efficiency ratio	72.25%	57.46%	58.85%	64.18%	67.19%
Net income (loss) allocable to common stockholders	$10,466	$11,773	$15,166	$15,075	$12,488
Add: income tax provision	(16)	3,286	4,415	4,271	2,111
Add: provision (reversal) of credit losses	(2,125)	1,058	(1,657)	(5,756)	1,000

Equity Bancshares, Inc.

PRESS RELEASE – 1/26/2022

Adjusted net income	$8,325	$16,117	$17,924	$13,590	$15,599
Total average assets	$5,068,301	$4,275,298	$4,231,439	$4,143,752	$3,910,628
Total average stockholders' equity	$563,023	$422,879	$404,039	$395,638	$409,572
Return on average assets (ROAA) annualized	0.82%	1.09%	1.44%	1.48%	1.27%
Adjusted return on average assets	0.65%	1.50%	1.70%	1.33%	1.59%
Adjusted return on average equity	5.87%	15.12%	17.79%	13.93%	15.15%